Exhibit 4.1

[Form of Subscription Warrant]

Warrant No.:__________

        The Terms and Conditions of the Rights Offering are Set Forth in ISCO International, Inc.'s Prospectus Dated _____, 2001 (the “Prospectus”) and are Incorporated Herein By Reference. Copies of the Prospectus are Available Upon Request from MacKenzie Partners, Inc. as the Information Agent.

Stockholder Name and Address:	Rights to Purchase Shares of
Common Stock of ISCO
______________________________
______________________________	_____________
______________________________

ISCO International, Inc.

Subscription Warrant

Evidencing Non-Transferable Subscription Rights To Purchase Shares of the
Common Stock of ISCO International, Inc.

Subscription Price: $_____ Per Share

Void if Not Exercised Before the Expiration Date (as defined in the Prospectus)

        ISCO International, Inc. (“ISCO”) is conducting a rights offering (the “Rights Offering”), which entitles the holders of shares of ISCO’s common stock (the “Common Stock”), as of the close of business on _____, 2001 (the “Record Date”) to receive _____ rights (each, a “Right”) for each share of Common Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase _____ share of Common Stock for each _____ Right (the “Basic Subscription Privilege”) at a subscription price of $___ per share (the “Subscription Price”). If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege, any holder exercising its Basic Subscription Privilege in full may purchase an additional number of available Shares up to a maximum number of shares equal to twice the number of shares purchased under the Basic Subscription Privilege, if so specified in such holder’s subscription documents, subject to proration (the “Oversubscription Privilege”). No fractional Rights or cash in lieu thereof will be issued or paid. If the number of shares of Common Stock held on the Record Date would result in the receipt of fractional Rights, the number of Rights shall be rounded down to the nearest whole number. As a result, ISCO stockholders that held of record fewer than _____ shares on the Record Date are not eligible to purchase shares in this Rights Offering. Set forth above is the number of Rights to which such holder is entitled pursuant to the Basic Subscription Privilege (rounded down, if applicable, to the nearest whole share).

        This Subscription Warrant (or a Notice of Guaranteed Delivery) must be received by LaSalle Bank N.A. together with payment in full of the Subscription Price by 5:00 p.m. New York City time, on or before _____, 2002, unless the subscription period for this Rights Offering is extended in the sole discretion of the Company (the “Expiration Date”). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Common Stock in this Rights Offering made hereby is irrevocable.

        The Rights represented by this Subscription Warrant may be exercised by duly completing Form 1 and, if you are exercising Rights through your bank or broker, Form 2 on the back of this Subscription Warrant. Rights holders are advised to review the Prospectus and instructions, copies of which are available from MacKenzie Partners, Inc., before exercising their Rights.

        Rights holders should be aware that if they choose to exercise only part of their Rights, they may not receive a new Subscription Warrant in sufficient time to exercise the remaining Rights evidenced thereby.

2

FORM 1
(on reverse of Subscription Warrant)

        EXERCISE AND SUBSCRIPTION:   The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

        (a)  Number of whole shares subscribed for pursuant to the Basic Subscription Privilege:

_____________ Rights x $____ = $______________.
(One Right is required to subscribe for ___ share.)

        (b)  Number of whole shares subscribed for pursuant to the Oversubscription Privilege*:

__________________ x $____ = $________________.

        (c)  Total subscription payment (sum of payment amounts on lines (a) and (b)) = $__________ total payment.*

        METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOXES):

[ ]	Check, bank draft, or U.S. postal money order payable to “LaSalle Bank N.A., as Subscription Agent”.

[ ]	Wire transfer. If you desire to make payment by wire transfer, you must contact LaSalle Bank N.A. at (312) __________ to receive a Wire Authorization Form.

        (d)  If the Rights being exercised pursuant to the Basic Subscription Privilege do not constitute all of the Rights represented by the Subscription Warrants (check only one):

[ ]	Deliver to the undersigned a new Subscription Warrant evidencing the remaining Rights to which the undersigned is entitled.

[ ]	Do not deliver any new Subscription Warrants to me.

        (e)  [  ] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to LaSalle Bank N.A. prior to the date hereof and complete the following:

Name(s) of Registered Holder(s)	______________________________________________________________________________

Window Tick Number (if any)	_______________________________________________________________________________

Date of Execution of Notice of Guaranteed Delivery	________________________________________________________________

Name of Institution Which Guaranteed Delivery	___________________________________________________________________

*	The maximum number of shares purchasable under the Oversubscription Privilege is limited to twice the number of shares purchased under the Basic Subscription Privilege. If the aggregate subscription payment enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Warrant shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares represented by this Subscription Warrant (the “Subscription Excess”), the Rights holder exercising this Subscription Warrant shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to (i) a maximum number of equal to twice the number of shares purchased under the Basic Subscription Privilege and (ii) pro-ration, each, as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Subscriber’s Signature _____________________________ Telephone No. (___)_________

2

FORM 2
(on reverse of Subscription Warrant)

        TO EXERCISE RIGHTS THROUGH YOUR BANK OR BROKER:   Rights represented by this Subscription Warrant are hereby assigned to (please print in full name and address and Taxpayer Identification Number or Social Security Number of transferor):

Number of Rights being exercised:	______________________________________________________________________________

Name of beneficial owner and Taxpayer Identification Number or Social Security Number:	_______________________________________

Address:	_______________________________________________________________________________________________

Signature(s) of Transferor(s)	_________________________________________________________________________________

Signatures Guaranteed by:	___________________________________________________________________________________